Capstone Investment Financial Group, Inc.

Code of Ethics Statement

Background

Capstone Investment Financial Group, Inc. has adopted a code of ethics to:

(i)

set forth standards of conduct expected of Advisory personnel (including compliance with federal securities laws);

(ii)

safeguard material non-public information about client transactions; and

(iii)

require “access persons” to report their personal securities transactions. In addition, the activities of an investment adviser and its personnel must comply with the broad antifraud provisions of Section 206 of the Advisers Act.

Introduction

As an investment adviser firm, we have an overarching fiduciary duty to our clients.  They deserve our undivided loyalty and effort, and their interests come first. We have an obligation to uphold that fiduciary duty and see that our personnel do not take inappropriate advantage of their positions and the access to information that comes with their positions.

The Adviser holds their directors, officers, and employees accountable for adhering to and advocating the following general standards to the best of their knowledge and ability:

•

Always place the interest of the clients first and never benefit at the expense of Advisory clients.

•

Always act in an honest and ethical manner, including in connection with, and the handling and avoidance of, actual or potential conflicts of interest between personal and professional relationships.

•

Always maintain the confidentiality of information concerning the identity of security holdings and financial circumstances of clients.

•

Fully comply with all applicable laws, rules and regulations of federal, state and local governments and other applicable regulatory agencies.

•

Proactively promote ethical and honest behavior with the Adviser, including, without limitation, the prompt reporting of violations of, and being accountable for adherence to, this Code of Ethics.

Failure to comply with the Adviser’s Code of Ethics may result in disciplinary action, including termination of employment.

This Code of Ethics has been adopted and approved by the senior management of Capstone Investment Financial Group, Inc.  As the adviser to the CIFG All Weather Fund, our Code of Ethics subject to approval by the Fund's Board of Trustees before initially having been retained as the adviser to the fund and must be approved again no later than six months after any material changes.

Prohibited Purchases and Sales

Insider Trading

In accordance with SEC Section 204A, Capstone Investment Financial Group, Inc.strictly prohibits trading personally or on the behalf of others, directly or indirectly, based on the use of material, non-public or confidential information. The firm additionally prohibits the communicating of material non-public information to others in violation of the law. Employees who are aware of the misuse of material nonpublic information should report such to the CCO.  This policy applies to all firm employees and associated persons without exception.

The SEC defines material by saying “Information is material if ‘there is a substantial likelihood that a reasonable shareholder would consider it important’ in making an investment decision.”  Information is nonpublic if it has not been disseminated in a manner making it available to investors generally.

Please note that SEC’s position that the term “material nonpublic information” relates not only to issuers but also to the adviser’s securities recommendations and client securities holdings and transactions.

Personal Securities Transactions

a.

Initial Public Offerings (IPO’s)

Except in a transaction exempted by the “Exempted Transactions” section of this Code of Ethics, no access person or other employee may acquire, directly or indirectly, beneficial ownership in any securities in an Initial Public Offering.

b.

Limited or Private Offerings

Except in a transaction exempted by the “Exempted Transactions” section of this Code of Ethics, no access person or other employee may acquire, directly or indirectly, beneficial ownership in any securities in a Limited or Private Offering without prior approval from the Chief Compliance Officer.

c.

Blackout Periods

Access persons are prohibited from executing a securities transaction during a period of five days before and five days after the day which any client has a pending buy or sell order in the same security until that order is executed or withdrawn; however, in appropriate cases the CCO may waive such prohibition at his discretion if all client trades have been cleared or executed.  This policy does not apply to transactions that do not present the potential for conflicts of interest, as set forth under the “Exempted Transactions” section of this policy or those waived by the Chief Compliance Officer.

d.

Short-Term Trading

Securities held in client accounts may not be purchased and sold, or sold and repurchased, within 30 calendar days by investment personnel.  The CCO may, for good cause shown, permit a short-term trade, but shall record the reasons and grant of permission with the records of the Code.

e.

Miscellaneous Restrictions

a.

Margin Accounts

Investment personnel are prohibited from purchasing securities on margin, unless pre-cleared by the CCO.

b.

Short Sales

Investment personnel are prohibited from selling any security short that is owned by any client of the firm, except for short sales “against the box”.

Exempted Transactions

The prohibitions of this section of this Code of Ethics shall not apply to:

•

Purchases or sales affected in any account over which the access person has no direct or indirect influence or control.

•

Purchases which are part of an automatic investment plan, including dividend reinvestment plans.

•

Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of rights so acquired.

•

Acquisition of securities through stock dividends, dividend reinvestments, stock splits, reverse stock splits, mergers, consolidations, spin-offs, and other similar corporate reorganizations or distributions generally applicable to all holders of the same class of securities.

•

Open end investment company shares other than shares of investment companies advised by the firm or its affiliates or sub-advised by the firm.

•

Certain closed-end index funds

•

Unit investment trusts

•

Exchange traded funds that are based on a broad-based securities index

•

Futures and options on currencies or on a broad-based securities index

Prohibited Activities

Conflicts of Interest

Capstone Investment Financial Group, Inc. has an affirmative duty of care, loyalty, honesty, and good faith to act in the best interest of its clients. All supervised persons must refrain from engaging in any activity or having a personal interest that presents a “conflict of interest.” A conflict of interest may arise if your personal interest interferes, or appears to interfere, with the interests of the Adviser or its clients.  A conflict of interest can arise whenever you take action or have an interest that makes it difficult for you to perform your duties and responsibilities for the Adviser honestly, objectively and effectively.

While it is impossible to describe all of the possible circumstances under which a conflict of interest may arise, listed below are situations that most likely could result in a conflict of interest and that are prohibited under this Code of Ethics:

•

Access persons may not favor the interest of one client over another client (e.g., larger accounts over smaller accounts, accounts compensated by performance fees over accounts not so compensated, accounts in which employees have made material personal investments, accounts of close friends or relatives of supervised persons). This kind of favoritism would constitute a breach of fiduciary duty.

•

Access persons are prohibited from using knowledge about pending or currently considered securities transactions for clients to profit personally, directly or indirectly, as a result of such transactions, including by purchasing or selling such securities.

Access persons are prohibited from recommending, implementing or considering any securities transaction for a client without having disclosed any material beneficial ownership, business or personal relationship, or other material interest in the issuer or its affiliates, to the CCO. If the CCO deems the disclosed interest to present a material conflict, the investment personnel may not participate in any decision-making process regarding the securities of that issuer.

Gifts and Entertainment

Supervised persons should not accept inappropriate gifts, favors, entertainment, special accommodations, or other things of material value that could influence their decision-making or make them feel beholden to a person or firm. Similarly, supervised persons should not offer gifts, favors, entertainment or other things of value that could be viewed as overly generous or aimed at influencing decision-making or making a client feel beholden to the firm or the supervised person.

No supervised person may receive any gift, service, or other thing of more than de minimis value of from any person or entity that does business with or on behalf of the adviser. No supervised person may give or offer any gift of more than de minimis value to existing clients, prospective clients, or any entity that does business with or on behalf of the adviser without written pre-approval by the chief compliance officer.  The annual receipt of gifts from the same source valued at $100.00 or less shall be considered de minimis. Additionally, the receipt of an occasional dinner, a ticket to a sporting event or the theater, or comparable entertainment also shall be considered to be of de minimis value if the person or entity providing the entertainment is present.

No supervised person may give or accept cash gifts or cash equivalents to or from a client, prospective client, or any entity that does business with or on behalf of the adviser.

Bribes and kickbacks are criminal acts, strictly prohibited by law. Supervised persons must not offer, give, solicit or receive any form of bribe or kickback

Political Contributions

Supervised persons making political contributions, in cash or services, must report each such contribution to the CCO, who will compile and report thereon as required under relevant regulations.  Supervised persons are prohibited from considering the adviser’s current or anticipated business relationships as a factor in soliciting political donations.

Confidentiality

Supervised persons shall respect the confidentiality of information acquired in the course of their work and shall not disclose such information, except when they believe they are authorized or legally obliged to disclose the information. They may not use confidential information acquired in the course of their work for their personal advantage.  Supervised persons must keep all information about clients (including former clients) in strict confidence, including the client’s identity (unless the client consents), the client’s financial circumstances, the client’s security holdings, and advice furnished to the client by the firm.

Compliance Procedures

Compliance with Laws and Regulations

All supervised persons of the Adviser must comply with all applicable state, local and federal securities laws.  Specifically, supervised persons are not permitted, in connection with the purchase or sale, directly or indirectly, of a security held or to be acquired by a client:

•

To defraud such client in any manner;

•

To mislead such client, including by making a statement that omits material facts;

•

To engage in any act, practice or course of conduct which operates or would operate as a fraud or deceit upon such client;

•

To engage in any manipulative practice with respect to such client; or

•

To engage in any manipulative practice with respect to securities, including price manipulation.

Personal Securities Transactions Procedures and Reporting

a.

Pre-Clearance

i.

Pre-Clearance Procedure

For any activity where it is indicated in the Code of Ethics that pre-clearance is required, the following procedure must be followed:

1.

Pre-clearance requests must be submitted by the requesting supervised person to the CCO in writing using Form B.  The request must describe in detail what is being requested and any relevant information about the proposed activity.

2.

The CCO will respond in writing to the request as quickly as is practical, either giving an approval or declination of the request, or requesting additional information for clarification.

3.

Pre-clearance authorizations expire 48 hours after the approval, unless otherwise noted by the CCO on the written authorization response.

4.

Records of all pre-clearance requests and responses will be maintained by the CCO for monitoring purposes and ensuring the Code of Ethics is followed.

ii.

Pre-Clearance Exemptions

The pre-clearance requirements of this section of this Code of Ethics shall not apply to:

1.

Purchases or sales affected in any account over which the access person has no direct or indirect influence or control.

2.

Purchases which are part of an automatic investment plan, including dividend reinvestment plans.

3.

Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of rights so acquired.

4.

Acquisition of securities through stock dividends, dividend reinvestments, stock splits, reverse stock splits, mergers, consolidations, spin-offs, and other similar corporate reorganizations or distributions generally applicable to all holders of the same class of securities

5.

Open end investment company shares other than shares of investment companies advised by the firm or its affiliates or sub-advised by the firm

6.

Certain closed-end index funds

7.

Unit investment trusts

8.

Exchange traded funds that are based on a broad-based securities index

9.

Futures and options on currencies or an a broad-based securities index

b.

Reporting Requirements

i.

Holdings Reports

Every access person shall, no later than ten (10) days after the person becomes an access person and annually thereafter, file an initial holdings report containing the following information:

1.

The title, exchange ticker symbol or CUSIP number, type of security, number of shares and principal amount of each Reportable Security in which the access person had any direct or indirect beneficial ownership when the person becomes an access person;

2.

The name of any broker, dealer or bank with whom the access person maintained an account in which any securities were held for the direct or indirect benefit of the access person; and

3.

The date that the report is submitted by the access person.

The report filed must be current as of no later than 45 days prior to the filing of the report.  The annual report report is facilitated using Form D and the initial report is completed on Form E.

ii.

Quarterly Reports

Every access person shall, no later than thirty (30) days after the end of calendar quarter, file transaction reports containing the following information:

1.

For each transaction involving a Reportable Security in which the access person had, or as a result of the transaction acquired, any direct or indirect beneficial ownership, the access person must provide the date of the transaction, the title, exchange ticker symbol or CUSIP number, type of security, the interest rate and maturity date (if applicable), number of shares and principal amount of each involved in the transaction;

2.

The nature of the transaction (e.g. purchase, sale)

3.

The price of the security at which the transaction was effected

4.

The name of any broker, dealer or bank with or through the transaction was effected; and

5.

The date that the report is submitted by the access person.

Access persons may use duplicate brokerage confirmations and account statements in lieu of submitting quarterly transaction reports, provided that all of the required information is contained in those confirmations and statements.  Should Access persons opt to supply formal written reports in lieu of duplicate brokerage confirmations and account statements, this report is completed using Form C.

iii.

Reporting Exemptions

The reporting requirements of this section of this Code of Ethics shall not apply to:

1.

Any report with respect to securities over which the access person has no direct or indirect influence or control.

2.

Transaction reports with respect to transactions effected pursuant to an automatic investment plan, including dividend reinvestment plans.

3.

Transaction reports if the report would contain duplicate information contained in broker trade confirmations or account statements that the firm holds in its records so long as the firm receives the confirmations or statements no later than thirty (30) days after the end of the applicable calendar quarter.

4.

Any transaction or holding report if the firm has only one access person, so long as the firm maintains records of the information otherwise required to be reported under the rule.

iv.

Report Confidentiality

All holdings and transaction reports will be held strictly confidential, except to the extent necessary to implement and enforce the provisions of the code or to comply with requests for information from government agencies.

c.

Certification of Compliance

a.

Initial Certification

The firm is required to provide all supervised persons with a copy of the code. All supervised persons are to certify in writing that they have: (a) received a copy of the code; (b) read and understand all provisions of the code; and (c) agreed to comply with the terms of the code. This certification takes place using Form A.

b.

Acknowledgement of Amendments

The firm must provide supervised persons with any amendments to the code and supervised persons must submit a written acknowledgement that they have received, read, and understood the amendments to the code. This certification takes place using Form A.

c.

Annual Certification

All supervised persons must annually certify that they have read, understood, and complied with the code of ethics and that the supervised person has made all of the reports required by the code and has not engaged in any prohibited conduct.  This certification takes place using Form A.

The CCO shall maintain records of these certifications of compliance.

Reporting Violations

All supervised persons must report violations of the firm’s code of ethics promptly to the CCO.  If the CCO is involved in the violation or is unreachable, supervised persons may report directly to the Supervisor.  All reports of violations will be treated confidentially to the extent permitted by law and investigated promptly and appropriately.  Persons may report violations of the Code of Ethics on an anonymous basis.  Examples of violations that must be reported are (but are not limited to):

•

noncompliance with applicable laws, rules, and regulations;

•

fraud or illegal acts involving any aspect of the firm’s business;

•

material misstatements in regulatory filings, internal books and records, clients records or reports;

•

activity that is harmful to clients, including fund shareholders; and deviations from required controls and procedures that safeguard clients and the firm.

No retribution will be taken against a person for reporting, in good faith, a violation or suspected violation of this Code of Ethics.

Retaliation against an individual who reports a violation is prohibited and constitutes a further violation of the code.

Compliance Officer Duties

Training and Education

CCO shall be responsible for training and educating supervised persons regarding the code.  Training will occur periodically as needed and all supervised persons are required to attend any training sessions or read any applicable materials.

Recordkeeping

CCO shall ensure that the Adviser maintains the following records in a readily accessible place:

a.

A copy of each code of ethics that has been in effect at any time during the past five years

b.

A record of any violation of the code and any action taken as a result of such violation for five years from the end of the fiscal year in which the violation occurred

c.

A record of all written acknowledgements of receipt of the code and amendments for each person who is currently, or within the past five years was a supervised person.  These records must be kept for five years after the individual ceases to be a supervised person of the firm.

d.

Holdings and transactions reports made pursuant to the code, including any brokerage confirmation and account statements made in lieu of these report

e.

A list of the names of persons who are currently, or within the past five years were, access persons

f.

A record of any decision and supporting reasons for approving the acquisition of securities by access persons in initial public offerings and limited offerings for at least five years after the end of the fiscal year in which approval was granted.

g.

A record of any decisions that grant employees or access persons a waiver from or exception to the code.

Annual Review

CCO shall review at least annually the adequacy of the code of ethics and the effectiveness of its implementation.

Sanctions

Any violations discovered by or reported to the CCO shall be reviewed and investigated promptly, and reported through the CCO to the Supervisor. Such report shall include the corrective action taken and any recommendation for disciplinary action deemed appropriate by the CCO.  Such recommendation shall be based on, among other things, the severity of the infraction, whether it is a first or repeat offense, and whether it is part of a pattern of disregard for the letter and intent of this Code of Ethics.  Upon recommendation of the CCO, the Supervisor may impose such sanctions for violation of this Code of Ethics as it deems appropriate, including, but not limited to:

a.

letter of censure;

b.

suspension or termination of the employment;

c.

reversal of a securities trade at the violator’s expense and risk, including disgorgement of any profit; and

d.

in serious cases, referral to law enforcement or regulatory authorities.

Definitions

“Access Person” includes any supervised person who has access to nonpublic information regarding any clients’ purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any fund the adviser or its control affiliates manage; or is involved in making securities recommendations to clients, or has access to such recommendations that are nonpublic.  All of the firm’s directors, officers, employees and partners are presumed to be access persons.

“Act” means  regulations and rules," \* MERGEFORMAT

“Adviser” means

“Beneficial ownership” shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) under the Securities Exchange Act of 1934 in determining whether a person is the beneficial owner of a security for purposes as such Act and the rules and regulations promulgated thereunder.  The term beneficial ownership includes securities held by members of a person's immediate family sharing the same household.

“CCO” means Chief Compliance Officer per rule 206(4)-7 of the Investment Advisers Act of 1940.

“Conflict of Interest”: for the purposes of this Code of Ethics, a “conflict of interest” will be deemed to be present when an individual’s private interest interferes in anyway, or even appears to interfere, with the interests of the Adviser as a whole.

A Covered Security is “being considered for purchase or sale” when a recommendation to purchase or sell the Covered Security has been made and communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

“Covered Security” means any stock, bond, future, investment contract or any other instrument that is considered a “security” under the Act. Additionally, it includes options on securities, on indexes, and on currencies; all kinds of limited partnerships; foreign unit trusts and foreign mutual funds; and private investment funds, hedge funds, and investment clubs.

“Covered Security” does not include direct obligations of the U.S. government; bankers’ acceptances, bank certificates of deposit, commercial paper, and high quality short-term debt obligations, including repurchase agreements; shares issued by money market funds; shares of open-end mutual funds that are not advised or sub-advised by the Adviser; and shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, none of which are funds advised or sub-advised by the Adviser.

“Initial Public Offering” means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934.

“Investment personnel” means: (i) any employee of the  Adviser or of any company in a control relationship to the Adviser who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities for clients.

A “Limited Offering” means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) thereof or pursuant to Rule 504, Rule 505 or Rule 506 thereunder.

“Purchase or sale of a Covered Security” includes, among other things, the writing of an option to purchase or sell a Covered Security.

“Supervised Persons” means directors, officers, and partners of the adviser (or other persons occupying a similar status or performing similar functions); employees of the adviser; and any other person who provides advice on behalf of the adviser and is subject to the adviser’s supervision and control.

CONFIDENTIAL INFORMATION

Code of Ethics (Form A)

as adopted by

Capstone Investment Financial Group, Inc.

Annual Certification of Compliance with the Code

I, ______________________________, hereby certify that I have received the Code of Ethics (the “Code”) adopted as of February 2010 and that I have read and understood the Code.  I further certify that I am subject to the Code and have complied with each of the Code’s provisions to which I am subject, including the disclosure of all personal Securities in which I have Beneficial Ownership.

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Signature

Position

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Print Name

Date

CONFIDENTIAL INFORMATION

Rev. 02/2010

Code of Ethics (Form B)

as adopted by

Capstone Investment Financial Group, Inc.

Pursuant to Rule 204A-1 of the Investment Advisers Act of 1940

Confidential List of Other Regulated Activities

I hereby certify that the following is a list of transactions or activities engaged in or proposed to be engaged in by me:

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Signature

Position

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Print Name

Date

 CONFIDENTIAL INFORMATION

Rev. 02/2010

Code of Ethics (Form C)

as adopted by

Capstone Investment Financial Group, Inc.

Quarterly Transaction Report

Calendar quarter ended:

March 31, _______

June 30, _______

(Circle & Complete One)

September 30, _______

December 31, _______

This report is submitted by ____________________________________________ (print name).

I certify that the transactions listed below are the only transactions effected in Securities of which I had Beneficial Ownership during the calendar quarter noted above.

Date of Transaction	*Type of Transaction	Security	Number of Shares	Principal Amount	Price	Broker/ Dealer

                                                *P = Purchase, S = Sale, E = Exercise of Option (Use additional sheets if necessary)

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Signature

Position

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Print Name

Date

CONFIDENTIAL INFORMATION

Rev. 02/2010

Code of Ethics (Form D)

as adopted by

Capstone Investment Financial Group, Inc.

Annual Holding Report for the Year Ended December 31, _________

This report submitted by _________________________________________(print name).

I certify that the transactions listed below are the only transactions effected in Securities of which I had Beneficial Ownership as of the year indicated above.

Title/Type of Security	Number of Shares	Principal Amount

(Use additional sheets if necessary)

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Signature

Position

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Print Name

Date

CONFIDENTIAL INFORMATION

Rev. 02/2010

Code of Ethics (Form E)

as adopted by

Capstone Investment Financial Group, Inc.

Initial Holdings Report

I hereby certify that the following is a complete listing of all Securities* (other than open-end mutual fund and other exempt securities as described in Part 2, Section C.  of the Code) Beneficially Owned by me as of the date hereof.

*Note:  The term “Securities” is defined in the Code and includes all stocks, bonds, derivatives, private placements, limited partnership interest, etc.  Failure to fully disclose all Securities will be considered a violation of the Code.

Name of Security	Type of Security	Number of Shares or Principal Value	Year Acquired

(Use additional sheets if necessary)

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Signature

Position

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Print Name      Date